Exhibit 10.8.4

                                  ADMISSION FEE
                           ESCROW AGREEMENT - PHASE II
                           (THE CHESTNUT PARTNERSHIP)


         THIS ESCROW AGREEMENT is made this 24th day of April 1996, by and between THE CHESTNUT PARTNERSHIP (the "Partnership") and THE FIRST NATIONAL BANK OF MARYLAND, a National Banking Association (the "Escrow Agent").

         WHEREAS, the Partnership is the owner of a life-care retirement community known as "Blakehurst," located in Baltimore County, Maryland, and is a "provider" within the meaning of s 7 of Article 70B of the Annotated Code of Maryland.

         WHEREAS, in order to comply with s 10(c) of Article 70B of the Annotated Code of Maryland and to protect the residents of Blakehurst - Phase II (the "Resident") the parties have entered into this Escrow Agreement setting forth the terms and provisions under which certain deposits will be made with the Escrow Agent.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

         1. The Partnership expects to receive a deposit of a portion of an entrance fee from each Resident of Blakehurst - Phase II (the "Deposit") at the time of execution of a Residency Agreement. Attached hereto as Exhibits A and B and incorporated herein by reference are copies of the Residency Agreements which will be entered into between the Partnership and a Resident of Blakehurst
- Phase II. The Partnership will accept such Deposit in the form of a check from a Resident made payable to the Escrow Agent, and will deposit the same in an escrow account maintained by the Escrow Agent (the "Escrow Account") as soon as practicable in the ordinary course of business.

         2. The Escrow Agent shall maintain each Deposit described in Section 1 of this Agreement in the name of the Resident in the Escrow Account separate and apart from any funds of the Partnership until the following events have occurred: (a) the Maryland Office on Aging issues a final certificate of registration to the Partnership for Blakehurst - Phase II; (b) construction of Blakehurst - Phase II is completed; (c) a certificate of occupancy, or its equivalent, has been issued for Blakehurst - Phase II by the appropriate local Jurisdiction and (d) the appropriate licenses or certificates have been issued for Blakehurst - Phase II by the Department of Health and Mental Hygiene or by the Maryland Office on Aging.

         3. The Partnership represents to the Escrow Agent that it will furnish to each Resident of Blakehurst - Phase II, a written receipt of the Deposit made by the Resident in the form of a fully executed Residency Agreement signed by the Partnership and the Resident.

         4. The Escrow Agent agrees to the following: (a) upon request of the Partnership or the Maryland Office on Aging, to issue a statement indicating the status of the Escrow Account maintained by the Escrow Agent pursuant to this Escrow Agreement; (b) upon request of a Resident, to issue a statement indicating the status of such Resident's balance in the Escrow Account maintained by the Escrow Agent pursuant to this Escrow Agreement; and (c) to furnish the Partnership with a monthly statement indicating the amount of any disbursements from or deposits to the Escrow Account during the monthly period covered by the statement.

         5. If the Escrow Agent receives written notice from the Partnership of an election by the Resident to rescind his or her obligations under the Residency Agreement, the Escrow Agent shall return such Deposit directly to the Resident in the amount specified by the Partnership and in accordance with the Partnership's written instruction. The Escrow Agent shall rely solely on such instruction and shall not be responsible for verifying its correctness.

         6. If the Resident does not elect to rescind his or her obligations under the Residency Agreement, the Deposit shall thereafter continue to be held by the Escrow Agent, together with like Deposits from other Residents, subject to the following terms:

                  (a) In the event that the Maryland Office on Aging does not grant the Partnership a final certificate of registration within the maximum time permitted by the Maryland Office on Aging (as may be extended from time to time), the Escrow Agent shall return each Deposit to the Resident in accordance with the Partnership's written instruction.

                  (b) At such time as the Partnership meets the requirements for withdrawal of Deposits, the Escrow Agent shall, upon receipt of a copy of the written approval of withdrawal of deposits issued by the Maryland Office on Aging, release all Deposits to the Partnership in accordance with the Partnership's written instruction.

                  (c) The Escrow Agent shall invest the funds held by it from time to time in such obligations of the United States or its agencies (or in the shares of a registered investment company which holds a portfolio of such securities), or such certificates of deposit, savings accounts, or similar savings or investment securities of the Escrow Agent as the Partnership may direct in writing. Except as set forth in Subsection 6(d) of this Agreement, the interest and dividends earned on the Deposits shall be for the account of the Partnership.

                  (d) In the event a Resident's apartment is not available for occupancy within three (3) year's after the date of the Resident's Residency Agreement, the Resident or the Partnership may cancel this Agreement upon written notice to the other party. If the Escrow Agent receives written notice from the Partnership of such cancellation, the Escrow Agent shall return the Resident's Deposit directly to the Resident, along with interest at the net rate earned on such Deposit, in accordance with the Partnership's written instruction.

         7. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be inferred or otherwise imposed upon or against the Escrow Agent. The Escrow Agent may act in reliance upon any writing or instrument under signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in any such writing or instrument, and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form or manner of execution or validity of any instrument deposited with or delivered to the Escrow Agent hereunder, nor as to the identity, authority, or right of any person executing the same. The duties of the Escrow Agent hereunder shall be limited to the safekeeping of the Deposits and other money, instruments, or other documents received by it as Escrow Agent, for disposition of the same in accordance with the written instruction accepted by it as Escrow Agent, and the reporting requirements specified under Section 4 hereof.

         8. Except as otherwise provided herein, the Partnership hereby agrees to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities or losses, or any other expense, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, unless caused by its willful misconduct or negligence; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit, or proceeding or resisting any claim.

         9. The Escrow Agent may resign or be terminated upon thirty (30) days' written notice thereof to the other party, subject to the appointment of its successor by the Partnership within such thirty (30) day period. If a successor escrow agent is not appointed by the Partnership within the thirty (30) day period, the Escrow Agent may petition the court to appoint a successor. Upon the appointment of such successor escrow agent, the Escrow Agent agrees to delivery to such successor escrow agent all funds and documents in its possession within thirty (30) days from the date of notice of termination or resignation, or (5) five business days from the date of appointment of the successor escrow agent, whichever shall later occur.

         10. In consideration of the services rendered by the Escrow Agent hereunder, the Partnership agrees to pay to the Escrow Agent the following fees:

         (a)      Initial review and set-up fee:           $ 500.00

         (b)      Annual administration fee:               1,000.00

         (c)      Wire transfers:                             15.00 each

         (d)      Disbursements (other than deposits          15.00 each
                  to the Escrow Account)

         (e)      Investment transactions (except for         0.00 each
                  investments through the Escrow Agent's
                  proprietary money market mutual funds)

         (f)      Out-of-pocket expenses                  Not to exceed 4% of
                                                       annual administration fee

         11. Any notices or other communications hereunder shall be in writing and unless otherwise specifically provided, shall be deemed effective when delivered personally or when received by mail, first class postage prepaid, addressed as follows:

                  (a)      If addressed to the Escrow Agent:

                           The First National Bank of Maryland
                           Trust Division
                           P.O. Box 1596
                           Baltimore, MD 21203
                           Attn:  David L. Williams, Vice President

                  (b)      If addressed to the Partnership:

                           The Chestnut Partnership
                           c/o Chestnut Village, Inc.
                           800 Second Avenue
                           Des Moines, IA 50309
                           Attn: President

       12. This Escrow Agreement shall be construed according to the laws of the State of Maryland and shall be subject to the prior approval of the Maryland Office on Aging.

       IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement effective as of the date first hereinabove set forth.

THE CHESTNUT PARTNERSHIP                     THE FIRST NATIONAL BANK OF
                                             MARYLAND

Blakehurst Joint Venture, by
Chestnut Village, Inc., a General Partner


By: /s/ Arthur V. Neis                       By: /s/ David L. Williams
    ------------------                           ----------------------
                                                 DAVID L. WILLIAMS


West Joppa Road Limited Partnership,
a General Partner


By: /s/ T.F. Mullan
    ---------------


The Chestnut Real Estate Partnership, by
Blakehurst Joint Venture, a General Partner


By: /s/ Arthur V. Neis
    ------------------